AMENDMENT TO THE
               ARTICLES OF INCORPORATION OF
                DIVERSIFIED RESEARCH; INC:

The undersigned, being the duly constituted officers of Diversified Research, Inc. acting pursuant to applicable of the Nevada Revised Business Corporation Act, do hereby adopt the following Articles of Amendment to the Articles of Incorporation of Diversified Research, Inc.

     1.)   Article I of the original Articles of Incorporation is
hereby repealed in its entirety and the following Article I is hereby substituted therefore as if it had been set forth in the original
Articles of Incorporation.

                        ARTICLE I

                          NAME

The name of the corporation is IMMEDIATE ENTERTAINMENT GROUP, INC.

     2.) The foregoing amendment was duly adopted on March 3, 1997 by the vote of the majority of the outstanding shares of the corporation.

     3.) On the date the amendment was adopted, there were (6.2000.000) common shares of the corporation outstanding each of which was entitled to vote one vote on the amendment. Of these, (5.700.000), which represents a majority of the issued and outstanding voted in favor of the Amendment. No shares were voted against.

     4.) The foregoing vote was sufficient under the Charter and Bylaws of the corporation to adopt the aforesaid Amendment to the Articles of Incorporation of the corporation.

IN WITNESS WHEREOF, we, Evert Wilbrink and Geraldine Blecker, have executed the Amended Articles of Incorporation in duplicate this day of March, 1997 and say:

That we are, respectively, the President and Secretary/Treasurer of the corporation; that we have read the above and foregoing Amendment to the Articles of Incorporation thereof; know the contents thereof and that the same is true to the best of my knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters I believe them to be true.

                                   /s/Evert Wilbrink (President)


                                   /s/Geraldine Blecker(Sec./Treas.)

Subscribed and sworn before me this _th day of March, 1997 by Evert Wilbrink and Geraldine Blecker.